UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

ALLIQUA, INC.
(Exact name of registrant as specified in its charter)
Florida	58-2349413
(State of incorporation or organization)	(I.R.S. Employer Identification No.)
2150 Cabot Boulevard West Langhorne, Pennsylvania	19047
(Address of principal executive offices)	(Zip Code)
Securities to be registered pursuant to Section 12(b) of the Act:
Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
Common Stock, $0.001 par value	The NASDAQ Stock Market LLC
If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. ☒
If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. ☐
Securities Act registration statement file number to which this form relates: Not applicable
Securities to be registered pursuant to Section 12(g) of the Act:
None
(Title of Class)

Item 1. Description of Registrant’s Securities to be Registered.

A description of the Common Stock, par value $0.001 per share, of Alliqua, Inc. (the “Company”) to be registered hereunder is set forth under the caption entitled “Description of Securities” in the Company’s Definitive Information Statement on Schedule 14C, filed with the Securities and Exchange Commission on May 17, 2010, as amended by the disclosure under the heading “Item 3.03 Material Modification to Rights of Security Holders” in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on September 24, 2013 and as further amended by the disclosure under the heading “Item 5.03 Amendment to Articles of Incorporation or Bylaws; Change in Fiscal Year” in the Company’s Current Report on Form 8-K, filed with the Securities and Exchange Commission on November 19, 2013, which description, as so amended, is incorporated herein by reference.

Item 2. Exhibits.

Under the Instructions as to Exhibits with respect to Form 8-A, no exhibits are required to be filed because no other securities of the Registrant are registered on The NASDAQ Stock Market LLC and the securities registered hereby are not being registered pursuant to Section 12(g) of the Exchange Act.

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

ALLIQUA, INC.

Date: January 27, 2014	By:	/s/ Brian Posner
	Name:	Brian Posner
	Title:	Chief Financial Officer